EX-23.2

CONSENT OF DELOITTE & TOUCHE LLP





Consent of Independent Accountants                                  Exhibit 23.2

We consent to the incorporation by reference in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of JFAX.COM, Inc. of our reports dated January 24, 2000 (April 5, 2000 as to Note 16) and April 5, 2000 (relating to the financial statement schedule) and incorporated by reference in Form S-4 of JFAX.COM, Inc. filed August 28, 2000 under the Securities Act of 1933 insofar as such reports relate to the financial statements and financial statement schedules of eFax.com for the year ended December 31, 1999.

                                           By: /s/ DELOITTE & TOUCHE LLP
                                               -------------------------
                                               DELOITTE & TOUCHE LLP

San Jose, California
September 13, 2000

                                       5